Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of, in the Registration Statement on Form S-3 (No. 333-185590) of CalAmp Corp. and subsidiaries (collectively, the “Company”), our report dated February 4, 2013 with respect to the consolidated financial statements of Wireless Matrix Corporation.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
4 February 2013	Licensed Public Accountants